Exhibit 32.1

Woodward Governor Company

Section 1350 certifications

We hereby certify that the accompanying quarterly report on Form 10-Q for the quarter ended March 31, 2008, of Woodward Governor Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

/s/ Thomas A. Gendron Thomas A. Gendron President and Chief Executive Officer	/s/ Robert F. Weber, Jr. Robert F. Weber, Jr. Chief Financial Officer and Treasurer

Date: April 21, 2008	April 21, 2008

A signed original of this written statement required by 18 U.S.C. 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 18 U.S.C. 1350, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.